SULLIVAN & CROMWELL


NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
           (212) 558-1139 (250 Park Avenue)


                                          125 BROAD STREET, NEW YORK 10004-2498
                                                        ______

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                                 2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                          NINE QUEEN'S ROAD, CENTRAL, HONG KONG



                                                      July 24, 1997



Prudential Global Genesis Fund, Inc.,
   Gateway Center Three,
      100 Mulberry Street,
         Newark, New Jersey 07102-4077.

Dear Sirs:

         You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 9,605,379 shares of your Common Stock, $.01 par value (the "Shares").

         As your counsel, we are familiar with your organi zation and corporate status and the validity of your Common Stock.

         We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable. The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Prudential Global Genesis Fund, Inc.                                        -2-


         We have relied as to certain matters on informa tion obtained from public officials, your officers and other sources believed by us to be responsible. We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      Very truly yours,


                                                      /s/ SULLIVAN & CROMWELL
                                                      -----------------------
                                                      SULLIVAN & CROMWELL